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                                                                    EXHIBIT 23.1

                         CONSENT OF GRANT THORNTON LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our reports dated February 22, 2004 accompanying the consolidated financial statements of StemCells, Inc. appearing in the 2003 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended December 31, 2003 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.


/s/  Grant Thornton LLP

San Francisco, California
August 12, 2004